UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2009

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 9, 2009, two long-time members of the Board of Directors of Adobe Systems Incorporated (“Adobe”), Colleen M. Pouliot and Delbert Yocam, announced their retirement, effective March 31, 2009. Mr. Yocam’s and Ms. Pouliot’s decision to retire did not involve any disagreement with Adobe, our management or the Board of Directors.

(d) On January 9, 2009, the Board of Directors appointed Dan Rosensweig to our Board of Directors effective January 12, 2009. Mr. Rosensweig fills a vacancy created by an increase in the size of the Board of Directors from eleven to twelve. Mr. Rosensweig will be a Class II director, with a term of office expiring at Adobe’s 2009 Annual Meeting of Stockholders scheduled to be held on April 1, 2009.

There is no arrangement or understanding between Mr. Rosensweig and any other persons pursuant to which he was selected as a director. Since the beginning of our last fiscal year through the date hereof, there have been no transactions with Adobe, and there are currently no proposed transactions with Adobe in which the amount involved exceeds $120,000 and in which Mr. Rosensweig had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Rosensweig was also appointed to the Executive Compensation Committee of the Board of Directors effective April 1, 2009, subject to Mr. Rosensweig’s re-election to the Board at Adobe’s 2009 Annual Meeting of Stockholders.

As a non-employee director, Mr. Rosensweig will receive a pro-rated annual retainer of $50,000 for his Board service. Mr. Rosensweig will also receive an annual retainer of $15,000 for his service on the Executive Compensation Committee effective April 1, 2009, subject to Mr. Rosensweig’s re-election to the Board at Adobe’s 2009 Annual Meeting of Stockholders.

In addition, on January 12, 2009, Mr. Rosensweig was granted an initial restricted stock unit award payable in 20,304 shares of our common stock. The number of shares was based on such award having an aggregate value of $450,000 divided by Adobe’s average stock price as reported on the NASDAQ Global Select Market over the 30 calendar days preceding the date of grant. The award will vest over a two-year period, 50% each year on the anniversary of the grant date.

Mr. Rosensweig will be eligible for reimbursement for his travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences. Mr. Rosensweig will also be eligible to purchase certain Adobe health, dental, and vision insurance at COBRA rates while serving as an Adobe Board member.

A copy of our press release announcing the appointment of Mr. Rosensweig to the Board of Directors and the retirement of Ms. Pouliot and Mr. Yocam from the Board of Directors is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, our Board of Directors approved and adopted Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws were effective as of January 9, 2009. The Restated Bylaws set forth more explicitly the processes and procedures that our stockholders must follow, and specify additional information that our stockholders must provide, when proposing director nominations and other business in light of the increased usage of more complex voting/ownership arrangements. Additionally, the Restated Bylaws are intended to ensure that our stockholders and Adobe have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders or to be proposed for a special meeting of stockholders and to allow for full information to be distributed to stockholders.

The Restated Bylaws:

•                  Confirm that a stockholder may propose nominees for director or other business (excluding stockholder proposals submitted for inclusion in Adobe’s proxy statement that comply with Securities Exchange Act Rule 14a-8) only if such stockholder complies with the advance notice time periods and other provisions in Section 5 of the Restated Bylaws, including a front-end notice requirement as provided in Section 5(b)(iii).

•                  Require a stockholder to disclose, and update if necessary, additional information on the stockholder’s interest in the matters being proposed and interests of the stockholder and such stockholder’s associates in our common stock, including disclosure of agreements that involve hedging, short positions and similar arrangements and agreements that involve acquiring, voting, holding or disposing of our common stock;

•                  Provide that an extension to the notice period is not applicable to every instance when the size of the Board is increased;

•                  Impose a requirement on a stockholder nominee for election as a director to answer a written questionnaire with respect to background and qualification of such nominee in order to ensure that Adobe: (i) has enough information to include any required disclosures in communications to stockholders and filings with the Securities and Exchange Commission, if necessary; and (ii) is able to determine whether the nominee is qualified to serve if elected;

•                  Clarifies that failure to comply with the requirements of Section 5 of the Restated Bylaws will result in such proposal or nomination not being presented to the stockholders; and

•                  Revise the special meeting provisions to conform the advance notice requirements in the context of proposing business or nominating directors for consideration at a special meeting of stockholders.

The preceding is qualified in its entirety by reference to the Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

3.1                                 Amended and Restated Bylaws of Adobe Systems Incorporated, dated January 9, 2009

99.1                           Press Release issued on January 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: January 13, 2009	By:	/s/ KAREN COTTLE
Karen Cottle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Adobe Systems Incorporated, dated January 9, 2009
99.1	Press Release issued on January 13, 2009